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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in this Amendment No. 1 to registration statement of Innkeepers USA Trust on Form S-3 of our reports (i) dated February 20, 1998 on our audits of the consolidated financial statements of Innkeepers USA Trust as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997, (ii) dated March 23, 1998 on our audit of the financial statement schedule of Innkeepers USA Trust as of December 31, 1997, and (iii) dated March 23, 1998 on our audits of the combined financial statements of JF Hotel, Inc. as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997, all of which reports are included in or incorporated by reference, in Innkeepers USA Trust's 1997 Annual Report on Form 10-K, which is incorporated by reference herein. We also consent to the reference to our firm under the caption "Experts".




PricewaterhouseCoopers LLP
Dallas, Texas
February 16, 1999